Exhibit 32.3

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Environmental Remediation Holding Corporation (the “Company”) on Form 10-Q for the three months ending December 31, 2004 (the “Report”), as filed with the Securities and Exchange Commission on the date hereof, I Cosmas Okpala, Chief Financial Officer of the Company, hereby certify, to such officer’s knowledge, that pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: February 9, 2005	By:	/s/ Cosmas (Ike) Okpala
Cosmas (Ike) Okpala
Chief Financial Officer (Principal Accounting Officer)